Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: Carol Houle, CFO

Telephone: 978.834.8534

PROVIDENT BANCORP, INC.

ANNOUNCES STOCK REPURCHASE PROGRAM

Amesbury, Massachusetts. January 26, 2017, Provident Bancorp, Inc. (Nasdaq Capital Market: PVBC) (the “Company”) today announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, the Company may repurchase up to 625,015 shares of its common stock, or approximately 6.6% of the current outstanding shares. This amount represents the number of shares authorized for issuance pursuant to grants of stock options and restricted stock under the Company’s recent adopted equity incentive plan.

Repurchases will be made no sooner than the termination of the Company’s regular quarterly trading blackout after the Company publicly releases its results of operations for the year ended December 31, 2016, and consistent with the Company’s trading policies.

The repurchase program was adopted following the receipt of non-objection from the Federal Reserve Bank of Boston, and in compliance with applicable state and federal regulations. As noted in the Company’s prospectus for its stock offering completed in 2015, Massachusetts regulations restrict stock repurchases during the first three years following the completion of the stock offering except to fund stock benefit plans, or except in amounts not greater than 5% of the outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

About Provident Bancorp, Inc.

Provident Bancorp, Inc. is a Massachusetts corporation that was formed in 2011 by The Provident Bank to be its holding company. Approximately 53.0% of Provident Bancorp, Inc.’s outstanding shares are owned by Provident Bancorp, a Massachusetts corporation and a mutual holding company. The Provident Bank is an innovative, commercial bank that finds solutions for our business clients. We are committed to strengthening the economic development of the regions we serve, by working closely with businesses and delivering superior products and high-touch services to meet their banking needs. The Provident has offices in Massachusetts and New Hampshire. All deposits are insured in full through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF).

For more information about The Provident Bank please visit our website www.theprovidentbank.com or call 877-487-2977.

Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as “expects,” “subject,” “believe,” “will,” “intends,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in documents of the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.